Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, acting in the capacity or capacities stated opposite their respective names, hereby constitutes and appoints Dennis W. Bakke and William R. Luraschi, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement relating to the plan interests and shares of Common Stock, par value $.01 per share, of the AES Corporation, a Delaware corporation, issuable or deliverable under (i) the IPALCO Enterprises, Inc. 1990 Stock Option Plan, (ii) the IPALCO Enterprises, Inc. 1991 Directors' Stock Option Plan, (iii) the IPALCO Enterprises, Inc. Long-Term Performance and Restricted Stock Incentive Plan,
(iv) the IPALCO Enterprises, Inc. 1997 Stock Option Plan, and (v) the IPALCO Enterprises, Inc. 1999 Stock Incentive Plan, any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

     This Power of Attorney may be executed in one or more counterparts, each of which together shall constitute one and the same instrument.

SIGNATURE                              TITLE                                    DATE
---------                              -----                                    ----


/s/ Roger W. Sant                  Chairman of the Board and Director           March 19, 2001
-----------------------------
Roger W. Sant


/s/ Dennis W. Bakke                President, Chief Executive Officer and       March 19, 2001
-----------------------------      Director (Principal Executive Officer)
Dennis W. Bakke


/s/ Dr. Alice F. Emerson           Director                                     March 19, 2001
-----------------------------
Dr. Alice F. Emerson


/s/ Robert F. Hemphill, Jr.        Director                                     March 19, 2001
-----------------------------
Robert F. Hemphill, Jr.


/s/ Frank Jungers                  Director                                     March 19, 2001
-----------------------------
Frank Jungers


/s/ John H. McArthur               Director                                     March 19, 2001
-----------------------------
John H. McArthur



/s/ Hazel O'Leary                  Director                                     March 19, 2001
-----------------------------
Hazel O'Leary


/s/ Thomas I. Unterberg            Director                                     March 19, 2001
-----------------------------
Thomas I. Unterberg


/s/ Robert H. Waterman, Jr.        Director                                     March 19, 2001
-----------------------------
Robert H. Waterman, Jr.


/s/ Barry J. Sharp                 Vice President and Chief Financial Officer   March 19, 2001
-----------------------------      (principal financial and accounting officer)
Barry J. Sharp